UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                FEBRUARY 15, 2005

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                    333-74846                84-1573852
           --------                    ---------                ----------
       (State or other          (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                          1241 E. Dyer Road, Suite 150
                               Santa Ana, CA 92705
                               -------------------
                    (Address of Principal Executive Offices)

                                 (949) 623-9300
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement
--------------------------------------------------------

     On February 15, 2005, Raptor Networks Technology, Inc. (referred to herein as the "Company," "Registrant" or "Raptor") secured additional private debt financing by various private-party non-affiliate individuals, in the original principal amount of One Hundred Forty Thousand Dollars ($140,000) to fund its continuing operations. The net proceeds to the Company are One Hundred Twenty-Six Thousand Dollars ($126,000), after the payment of a 10% placement fee. The new debt is evidenced by several Convertible Bridge Notes, dated February 15, 2005, payable on demand after August 31, 2005, which accrue interest at the annual rate of ten percent (10%) and comprise an unsecured obligation of the Registrant. The Company is required to issue to the lenders a total of 84,000 Warrants for purchase of shares of its authorized but previously unissued Common Stock as further consideration in the loan transaction. The entire principal and accrued interest of the loan is convertible by the Registrant into shares issued in a future equity or equity based financing with gross proceeds of at least $4,000,000, if and when undertaken by the Registrant, at a twenty percent (20%) discount from the purchase price set in such future offering, if any.


Item 2.03     Creation Of A Direct  Financial  Obligation Or An Obligation Under
--------------------------------------------------------------------------------
An Off-Balance Sheet Arrangement Of A Registrant
------------------------------------------------

     As stated above in Item 1.01, on February 15, 2005, the Company secured additional private debt financing in the principle amount of One Hundred Forty Thousand Dollars ($140,000) to fund its continuing operations. The details of this debt financing are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 2.03.


Item 8.01     Other Events
--------------------------

Settlement of Litigation
------------------------

     On February 15, 2005, Raptor entered into a Settlement Agreement and Release of Claims with respect to litigation between the Company, Edwin Hoffman, the Company's Chief Development Officer ("Hoffman"), Ananda Perera, the Company's Chief Technical Officer ("Perera") and Lyle Pearson, a former executive officer of the Company ("Pearson"), and Kevin Kelly ("Kelly"), Patrick Hemstreet ("Hemstreet"), and David Weiner ("Weiner") (Kelly, Hemstreet and Weiner collectively referred to as "Plaintiffs") regarding Plaintiffs' wrongful termination and related claims.

     The following are the key elements of the settlement agreement:

1.   Release of Claims.  The  Plaintiffs  shall  release the  Company,  Hoffman,
     -----------------
Perera, Pearson, and all other shareholders, officers, directors and employees of the Company from any and all known or unknown claims or actions.

2.   Cash. The Company shall pay  Plaintiffs  the sum of Forty Thousand  Dollars
     ----
($40,000).

3.   Stock. The Company shall issue to Plaintiffs and Plaintiff's  attorneys the
     -----
sum of Two Hundred Sixty-Two Thousand Five Hundred (262,500) shares of the Company's Common Stock.

     As a result of the settlement described above, all active litigation to which the Company was a party is now settled. However, the Company is still in discussions with The Private Financing Group, Inc., regarding the resolution of a sixteen month old contract dispute.






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






                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 21, 2005                 RAPTOR NETWORKS TECHNOLOGY, INC.
                                        --------------------------------



                                        By:  /s/ Bob van Leyen
                                             -----------------------------------
                                             Bob van Leyen
                                             Secretary/Chief Financial Officer





































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